Exhibit 99.1

BRIACELL THERAPEUTICS CORP. ANNOUNCES VOTING RESULTS FROM SPECIAL MEETING

●	Shareholders overwhelmingly approved the spinout of BriaPro Therapeutics (Spinco) which includes specific pipeline assets including Bria-TILsRx and and protein kinase C delta (PKCδ) inhibitors for multiple indications including cancer

●	Share reorganization expected to take place immediately prior to the closing of the Arrangement on or about August 31, 2023

PHILADELPHIA and VANCOUVER, British Columbia, August 18, 2023 - BriaCell Therapeutics Corp. (TSX: BCT, Nasdaq: BCTX, BCTXW) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, is pleased to announce that at a special meeting held today (the “Meeting”), shareholders of BriaCell (“BriaCell Shareholders”) approved a special resolution (the “Arrangement Resolution”) approving the previously-announced plan of arrangement (the “Arrangement”) pursuant to which certain pipeline assets of the Company, including Bria-TILsRx™ and protein kinase C delta (PKCδ) inhibitors for multiple indications including cancer (the “SpinCo Assets”), will be spun-out to BriaPro Therapeutics Corp. (“SpinCo”), resulting in a 2/3 owned subsidiary of the Company upon closing of the Arrangement with the remaining 1/3 held by BriaCell shareholders. In addition, BriaCell Shareholders also approved the adoption of a rolling 15% stock option plan of SpinCo (the “SpinCo Option Plan Resolution”) and the grant of certain stock options granted by BriaCell in August 2022 (the “Option Issuance Resolution” and, together with the Spinco Option Plan Resolution and the Arrangement Resolution, the “Resolutions”), all as further described in the proxy statement of the Company dated July 24, 2023 (the “Proxy Statement”).

A total of 43.11% of the issued and outstanding common shares of the Company were represented either in person or by proxy at the Meeting. Closing of the Arrangement remains subject to a number of conditions, including final court approval scheduled for August 25, 2023 and regulatory approvals. The Arrangement is expected to close on or around August 31, 2023.

On a vote by ballot, the Resolutions were approved, with common shares represented at the Meeting voting as follows:

RESOLUTION	FOR		AGAINST		WITHHELD/ ABSTAIN		NON VOTE
	#	%	#	%	#	%	#	%
Arrangement Resolution	6,814,983	98.92%	71,082	1.03%	3,097	0.04%	0	0.00%
SpinCo Option Plan Resolution	6,179,448	89.70%	705,709	10.24%	4,004	0.06%	1	0.00%
Option Issuance Resolution	6,760,459	99.10%	52,232	0.77%	9,321	0.14%	1	0.00%

The percentages above are percentages of the votes cast at the Meeting.

Pursuant to the terms of the Arrangement, SpinCo will acquire the entire right and interest in and to the SpinCo Assets in consideration for the issuance by SpinCo to the Company of SpinCo common shares. Under the terms of the Arrangement, for each BriaCell share held immediately prior to closing, BriaCell Shareholders will receive one (1) common share of SpinCo, and one (1) new common share of BriaCell (retiring their old share) having the same terms and characteristics as the existing BriaCell common shares. August 31, 2023 is the expected record date for the distribution contemplated by the Arrangement. Following the closing of the Arrangement, the Company will remain listed on the NASDAQ Stock Market and Toronto Stock Exchange, and SpinCo will become an unlisted reporting issuer in Canada.

BriaCell will be seeking final court approval in respect of the Arrangement on August 25, 2023, at 9:45 a.m. before the Supreme Court of British Columbia located at the Courthouse, at 800 Smithe Street, Vancouver, British Columbia. Certain interested parties are entitled to appear at the hearing and make submissions. To appear at the hearing and make submissions, the requirements set out in BriaCell’s Proxy Statement, which is available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov, must be followed. Please refer to the Proxy Statement in its entirety for further information.

About BriaCell Therapeutics Corp.

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Cautionary Note Regarding Forward-Looking Information

This release includes forward-looking information (within the meaning of Canadian securities laws and within the meaning of the United States Private Securities Litigation Reform Act of 1995) regarding BriaCell and its business. Often but not always, forward-looking information can be identified by the use of words such as “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of BriaCell and are based on assumptions and subject to risks and uncertainties. Although the management of BriaCell believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the companies. Although BriaCell has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and BriaCell does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Additional information relating to BriaCell, including its annual information form, can be located on the SEDAR website at www.sedar.com and on the EDGAR section of the SECs website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities.

Neither the Toronto Stock Exchange, nor its Regulation Services Provider, have approved the contents of this release or accept responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact

William V. Williams, MD President & CEO

1-888-485-6340

Info@briacell.com

Media Relations:

Jules Abraham

Director of Public

Relations CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com